EXHIBIT 99.1

flexion

Transformative Medicine...

Where It Matters

Flexion Therapeutics Names David Arkowitz as

Chief Financial Officer

BURLINGTON, Mass., May 7, 2018 -- Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced that David Arkowitz has been named Chief Financial Officer (CFO). Mr. Arkowitz brings more than 25 years of finance and operations leadership experience in the life sciences and biotechnology industries.

“I am delighted to have David come on board at such an important point in the company’s evolution,” said Michael Clayman, M.D., President and Chief Executive Officer of Flexion. “David has impeccable credentials, bringing deep business acumen, outstanding leadership skills and broad commercial experience to this key role. I am confident that he will factor centrally in our future success, and we are very fortunate to have him join us.”

“Flexion is a remarkable company with impressive leadership, a disruptive flagship product and promising growth potential,” said Mr. Arkowitz. “I am honored and excited to be joining the team at this pivotal time, and I look forward to bringing my skills to bear to achieve great things for patients, our employees and shareholders.”

Prior to joining Flexion, Mr. Arkowitz served as Chief Operating Officer and CFO at Visterra, Inc., where he led the finance, business development, corporate planning, and other functions. Since 2014, Mr. Arkowitz has also served on the board of directors and as chair of the audit committee of Spring Bank Pharmaceuticals, Inc., a public biopharmaceutical company. Previously Mr. Arkowitz was CFO at Mascoma Corporation, AMAG Pharmaceuticals and Idenix Pharmaceuticals and held additional leadership positions within each company. Preceding his tenure at Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. operations, Controller of the global research and development division, and CFO of the Canadian subsidiary. He obtained his Bachelor’s degree in mathematics at Brandeis University and his MBA in finance at Columbia University Business School.

Mr. Arkowitz succeeds Frederick Driscoll, who has been serving as the company’s financial advisor since announcing his retirement in early 2017.

About Flexion Therapeutics

Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis, a type of degenerative arthritis. The company's core values are focus, ingenuity, tenacity, transparency and fun. For the past two years, Flexion has been named one of the

Best Places to Work by the Boston Business Journal, and Flexion was also recognized as a Top Place to Work in Massachusetts by The Boston Globe in 2017.

Forward-Looking Statements

This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion and expected benefits of Flexion’s appointment of Mr. Arkowitz as CFO are forward-looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, whether we are able to retain key employees including Mr. Arkowitz; our ability to meet our goals; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018 and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

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Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

Flexion Therapeutics, Inc.

T: 781-305-7194

syoung@flexiontherapeutics.com